UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2008

AFV SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-84568	90-0006843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Research Drive Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 748-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 8, 2008, holders of more than a majority of the Registrant’s common stock, by written consent without a meeting of the stockholders in accordance with Article II, Section 10 of the Registrant’s bylaws, voted to (i) change the Registrant’s corporate name to Pure Transit Technologies, Inc., and (ii) approve a 1-for-10 reverse stock split, whereby any block of ten shares of common stock held by a stockholder will be converted into one share of common stock and fractional shares will be rounded up to the nearest whole share. Consequently, no stockholder will hold less than one whole share after the effectuation of the reverse stock split.

The name change and reverse stock split will be effective not less than 20 days following the mailing of a definitive information statement to the Registrant’s stockholders and the expiration of any applicable notice period. The information statement is anticipated to be filed in the second quarter of 2008.

In addition, on April 8, 2008, the Registrant approved the name change of one of its wholly owned subsidiaries from AFV Systems, Inc. to Pure Transit Systems, Inc., which is anticipated to be effective on or before April 15, 2008.

On April 9, 2008, the Registrant issued a press release disclosing the stockholder consent for the name change and reverse stock split. Although the press release references management’s anticipation of having the name change effective on or before April 31, 2008 (typographical error in press release), the Registrant intends to fully comply with the requirements of federal securities laws and the 20 calendar day mailing period required by Rule 14c-2(b). A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Exhibit Number	Description
99.1	Press release dated April 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                            AFV SOLUTIONS, INC.

                                                                            By:/s/ Carlos Zalduondo

Carlos Zalduondo, Chief Executive Officer

Date: April 10, 2008